Exhibit 99.3
                                                                    ------------


                           STANDBY PURCHASE AGREEMENT


         This is a STANDBY PURCHASE AGREEMENT (the "Agreement"), dated as of the date on the signature page between Union Acceptance Corporation, an Indiana corporation (the "Company"), and the purchaser named on the signature page (the "Purchaser").


         A total of 16,000,000 shares (the "Shares") of Class A common stock, without par value, of the Company (the "Class A common stock"), subject to the right of the Company to increase the size of the offering to 17,600,000 Shares as described in the Registration Statement (as defined below), are being offered pursuant to an offering to the Company's existing shareholders (the "Rights Offering") and to certain potential standby purchasers (the "Standby Offering"). The Rights Offering and the Standby Offering will constitute one offering (the "Offering"). The Shares being offered in the Rights Offering are being offered to holders of record ("Record Date Holders") of the Class A common stock and Class B common stock, without par value, of the Company (the "Class B common stock") as of the close of business on May 10, 2001 (the "Record Date") in proportion to their respective ownership of Class A common stock or Class B common stock then outstanding. On or prior to the date hereof, a registration statement with respect to the shares of Class A common stock to be issued in the Rights Offering and the Standby Offering has been declared effective by the Securities and Exchange Commission (the "Commission"). The Purchaser desires to agree to serve as a standby purchaser for a specified number of the Shares in the Standby Offering, to the extent available after the exercise of rights in the Rights Offering, and agrees to purchase a minimum number of the Shares, as set forth in this Agreement. To that end, the parties have entered into this Agreement.

     1.   RIGHTS OFFERING; REGISTRATION OF THE CLASS A COMMON STOCK

     A registration statement and any supplements or amendments thereto on Form S-2 (the "Registration Statement") with respect to the Offering have been filed with, and declared effective by, the Commission. A copy of the Preliminary Prospectus, and the Prospectus and the Standby Purchaser Supplement included in the Registration Statement at the time the Registration Statement became effective, have been furnished to the Purchaser.

     2.   PURCHASE AND DELIVERY OF SHARES

     A. The Purchaser and the Company hereby acknowledge and agree that the Company has entered into, or contemplates entering into, one or more additional standby purchase agreements ("Standby Purchase Agreements") with certain other parties (collectively with the Purchaser, the "Standby Purchasers") on terms substantially similar to this
          Agreement, except that they may provide for the purchase of a different Maximum Standby Purchase Commitment and a different Minimum Standby Purchase Right (both as defined below), among other differences.

     B. Subject to the terms, conditions and limitations of this Agreement and to the availability of Shares after exercise of rights in the Rights Offering, the Purchaser agrees to purchase from the Company, at the subscription price per share of $5.00 (the "Subscription Price"), up to the number of Shares stated on the signature page of this Agreement, to the extent necessary to provide for full subscription for all Shares offered by the Company in the Standby Offering (the "Maximum Standby Purchase Commitment").

     C. Subject to the terms and conditions at the Closing (as defined below), the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Subscription Price, a number of Shares equal to 4 million shares of Class A common stock times the percentage that Purchaser's Maximum Standby Purchase Commitment represents in comparison to the sum of the Maximum Standby Purchase Commitments of all Standby Purchasers (the "Minimum Standby Purchase Right").

     D. In the event that the number of Shares remaining and not subscribed for after the exercise of rights in the Rights Offering and allocation of Shares necessary to satisfy the Minimum Standby Purchase Rights of all Standby Purchasers is less than the aggregate Maximum Standby Purchase Commitments of Standby Purchasers, such remaining Shares will be allocated pro rata among Standby Purchasers according to their respective Maximum Standby Purchase Commitments. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase such number of Shares as are allocated to the Purchaser pursuant to this Agreement.

     E. The rights and obligations of the Purchaser and the Company under the Agreement are subject to any conditions or minimums described in the Registration Statement.

     3.   THE CLOSING

     As soon as practicable following its determination of the number of Shares subscribed for pursuant to the Rights Offering, the Company shall notify the Purchaser of the number of Shares to be purchased by the Purchaser pursuant to this Agreement. The Shares shall be delivered, and payment for the Shares tendered, in the manner contemplated by Section 4, simultaneously with the closing of the sale of Shares pursuant to the Rights Offering. The place, date and time for delivery of payment and Shares shall be determined by the Company and consummated as soon as practicable following the date upon which the Rights Offering expires (the "Closing Time", the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transactions being referred to as the "Closing"). The Closing Date is expected to be June 15, 2001.

     4.   DELIVERY OF SHARES

     At the Closing, the Shares to be purchased by the Purchaser, registered in the name of the Purchaser or its designee or nominee, as the Purchaser may specify to the Company in writing at least four (4) business days prior to the Closing Date, shall be delivered to the Purchaser, for the Purchaser's account within three (3) business days of Closing. At the Closing, the Purchaser shall deliver to the Company the Subscription Price for each share purchased pursuant hereto by wire transfer of immediately available funds to an account designated by the Company to the Purchaser in writing prior to the Closing Date.

     5. AGREEMENTS AND CONSENTS OF PURCHASER

     The Purchaser agrees with the Company that:

     A. Notwithstanding anything to the contrary contained or implied herein, without the consent of the Company, the Company shall not be obligated to issue to the Purchaser any Shares in an amount which, when aggregated with other shares of Class A common stock beneficially owned by the Purchaser, would exceed 10% of the total issued and outstanding shares of common stock (Class A and Class B) upon completion of the Offering.

     B. The Company may, in its sole discretion, decline to issue any of the Shares to the Purchaser if, in the reasonable opinion of the Company, the Purchaser is required to obtain prior clearance or approval of such transaction from any government bank regulatory authority and satisfactory evidence such approval or clearance has not been presented to the Company by the Closing Date.

     C. The Company may rely upon and disclose the terms of this Agreement. Purchaser consents to disclosures concerning Purchaser in the Prospectus and the Registration Statement, or in any amendment or supplement thereto, and in any related filing or disclosures of the Company.

     6.   REPRESENTATION AND WARRANTIES

     A.   The Company represents and warrants to the Purchaser that:

          (i) The Company has filed the Registration Statement with the Commission with respect to the Shares and the Registration Statement has been declared effective by the Commission.

          (ii) The Company has been duly incorporated and is a validly existing corporation under the laws of the state of Indiana, with the corporate power and authority to perform its obligations under this Agreement.

          (iii)The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of the Company. This Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iv) The Shares, when issued and delivered by the Company after payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable.

          (v) The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of this Agreement do not violate the Articles of Incorporation or Bylaws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, except as would not have a material adverse effect  on  the  financial  condition  of  the  Company,  or  any applicable  statute  or any  order,  judgment,  decree,  rule  or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issuance of the Shares, or the consummation by the Company of the other transactions contemplated by this Agreement, except such as may be required and have been obtained from the National Association of Securities Dealers, Inc. ("NASD") and under the Securities Act of 1933, as amended. Such consents, approvals, authorizations, registrations or qualifications as have been obtained under federal and state securities or "blue sky" laws; subject, for the purposes of this Section 6A(v), to the satisfaction or fulfillment by the Company of any conditions precedent to the validity, grant or effectiveness of any such consents, approvals, authorizations, orders, registrations or qualifications.

          (vi) The Registration Statement contains all material statements which are required to be stated therein and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (vii)The Company has received binding commitments from its principal shareholders, directors, and management to subscribe for at least 6,400,000 Shares in the aggregate as part of the Rights Offering, subject only to the Company's issuance of the rights.

     B.   The Purchaser represents and warrants to the Company that:

          (i) As of the date of this Agreement, the Purchaser beneficially owns the number of shares of Class A common stock set forth on the signature page and does not have any short positions in the Class A common stock.

          (ii) If an entity, the Purchaser is the type of entity described on the signature page, was duly formed and is validly existing and in good standing under the laws of its state of formation, with the power and authority to perform its obligations under this Agreement.

          (iii)The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser. This Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and to general equity principles.

          (iv) The Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Purchaser has, simultaneous with or prior to the execution and delivery of this Agreement, provided the Company with evidence or substantiated that such Purchaser has the financial means to satisfy its financial obligations under this Agreement. The foregoing evidence and substantiation is a true and accurate representation of such means.

          (v) The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions contemplated hereby and the compliance by the Purchaser, with the terms of hereof, do not violate the constituent documents of the Purchaser or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, except as would not have a material adverse affect on the financial condition of Purchaser or its right or ability to perform this Agreement, or any applicable law or any order, judgment, decree, rule or regulation of any court or governmental agency or body, having jurisdiction over the Purchaser or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, is required for the valid authorization, execution, and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

          (vi) The Purchaser has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to the securities of the Company, including, but not limited to transfer or voting any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     7.   CLOSING CONDITIONS

     The respective obligations of the Purchaser and the Company to consummate the purchase and sale of the Shares shall be subject, in the discretion of the Company or the Purchaser, as the case may be, to the condition that (i) all representations and warranties and other statements of the other party are, at and as of the Closing Time, true and correct in all material respects, (ii) the other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and (iii) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

     8.   TERMINATION

     A. This Agreement shall terminate upon mutual consent of the parties hereto. In addition, the Company may terminate this Agreement if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser. Purchaser may terminate this Agreement if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company.
          Either of the parties may terminate this Agreement (i) if the transactions contemplated hereby are not consummated by August 31, 2001, unless such nonconsummation is a result of a breach of this Agreement by the party seeking to terminate; or (ii) in the event the Company is unable to obtain required federal or state approvals for the transactions contemplated hereby on conditions reasonably satisfactory to it despite its reasonable efforts to obtain such approvals.

     B. The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to Section 8A (other than, in either case, termination in the event of a breach of this Agreement by the Purchaser or Company or misrepresentation of any of the statements made herein by the Purchaser or the Company) shall be without liability to the Company or the Purchaser.

     9.   FUTURE  ACQUISITION  AND  DISPOSITION  OF SHARES;  THREE MONTH HOLDING
          PERIOD

     The Purchaser agrees with the Company that during the period beginning on the date of this Agreement and continuing until the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of common stock of the Company, except pursuant to any rights it is granted as a shareholder in the Rights Offering, without the prior written consent of the Company. Further, the Purchaser hereby agrees not to sell or transfer any Shares purchased by the Purchaser pursuant to this Agreement for a period of three months following the date upon which the Purchaser acquired such Shares. The Company and the Purchaser hereby acknowledge and agree that the stock certificates representing the Shares purchased by the Purchaser pursuant to this Agreement shall bear a legend which provides that such Shares are subject to the restriction on transfer described in the previous sentence. The three month restriction shall not apply to the Purchaser if the Purchaser is registered under the Investment Company Act of 1940, as amended.

     10.  BINDING ON BENEFICIAL OWNERS.

     If the Purchaser is acquiring the Shares for the account(s) of beneficial owners, the Purchaser hereby represents and warrants that the Purchaser has been given proper discretionary authority as an agent over such account(s) and that the Purchaser is properly registered as an investment advisor or otherwise. Further, the holding period described in Section 9 above and any agreements, representations and warranties of the Purchaser in this Agreement, shall be binding upon such beneficial owners.

     11.  NOTICES

     All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or telecopied and confirmed to it, at the offices of the Company at 250 North Shadeland Avenue, Indianapolis, Indiana 46219,
Attention: Rick A. Brown, Chief Financial Officer, Facsimile: (317) 231-6469, with a copy to Castle Creek Financial LLC at 6051 El Tordo, P. O. Box 1329, Rancho Santa Fe, California 92067, Attention: Mark R. Ruh, Facsimile: (858) 756-8301; and if to the Purchaser, will be mailed, delivered or telecopied and confirmed to it at the address on the signature page.

     12.  BINDING EFFECT

     This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other party.

     13.  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana (excluding principles of conflicts of laws) in effect at the time of the execution hereof.

     14.  EXECUTION IN COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

     15.  ENTIRE AGREEMENT

     This Agreement represents the entire understanding of the parties with respect to the matters addressed in this Agreement and supersedes all prior written and oral understanding concerning the subject matter of this Agreement.

                            [signature page follows]

                                 SIGNATURE PAGE

         The Purchaser and the Company have executed this Agreement as of the day and year first above written.

--------------------------------------------------------------------------------
                              PURCHASER INFORMATION
                               (must be completed)


1.       Name of Purchaser
                                ------------------------------------------------

2.       Purchaser's Address:
                                        ----------------------------------------
                                        ----------------------------------------
                                        Facsimile number
                                                        ----------------------

3.       Number   of   shares   of  Class  A  common   stock
         beneficially  owned by  Purchaser as of the date of
         this Agreement (See section 6B(i))                              Shares
                                               --------------------------

4.       Maximum Standby Purchase Commitment
         (See section 2B)                                                Shares
                                               --------------------------

5. If purchaser is an entity, specify type of entity and state of formation


                                                   -----------------------------
                                                   [entity type]

                                                   -----------------------------
                                                   [state of formation]

6. Excess Allocation. The Company may increase the size of the Offering as described in the Prospectus. As a result, additional Shares may be available for purchase by the standby purchasers. Therefore, notwithstanding the allocation of Shares provided for in the Offering and this Agreement, the Purchaser desires to purchase if available (please check the appropriate box):


         [ ]      no  Shares  in  excess  of  its   Maximum   Standby   Purchase
                  Commitment.

         [ ] up to an aggregate of ____________ Shares in the Offering (the "Maximum Purchase Amount") which includes the Purchaser's Maximum Standby Purchase Commitment. To the extent that (i) the Shares otherwise allocated to the Purchaser in the Offering are less than the Excess Maximum Purchase Amount, the Company elects to sell more than 16,000,000 (up to 17,600,000) Shares in the Offering, and the Oversubscription Rights exercised by shareholders have been satisfied, the Purchaser agrees to purchase from the Company, at the Company's election, a number of Shares equal to the difference between the number of Shares otherwise allocated to the Purchaser and the Purchaser's Excess Maximum Purchase Amount (subject to proration according to the number of excess Shares made available to Standby Purchasers based upon the number of excess Shares sought by the Purchaser relative to the total number of excess Shares sought by all Standby Purchasers).
--------------------------------------------------------------------------------

"Purchaser"                                    "Company"

[                                   ]          UNION ACCEPTANCE CORPORATION
 -----------------------------------

By:                                            By:
    ----------------------------------            ------------------------------
    Name:                                         Name:  Rick A. Brown
    Title:                                        Title: Chief Financial Officer
    Date:             , 2001                      Date:  May __, 2001
         -------------